Vystar Corporation Names New Acting CFO

ATLANTA, February 19, 2015 – Vystar® Corp. (OTCBB: VYST) has named Warren Binderman, CPA, as its acting Chief Financial Officer, effective immediately.  Vystar President and CEO, William Doyle previously executed the CFO duties.

“Warren has the public company experience we were seeking, coupled with an entrepreneurial mindset and the ability to handle anything thrown at him, which is critically important to us as an emerging company,” stated Doyle. “We believe his domestic and international experience overseeing financial, SOX and compliance matters with both start up and high-growth organizations will be an asset to our team as we enter this period of expansion with international vendors and customers, new distributors and increasing revenue.  He has hit the ground running and we are on target for timely filing of our 10K.”

Binderman is, and will continue as, the Managing Member and CEO of Binderman Group, a certified public accounting and business advisory consulting firm. He brings to Vystar more than 20 years of Big 4 and other national and regional CPA and consulting firm experience.  In his previous positions with international accounting firms, Binderman provided merger and acquisition, as well as technical accounting and auditing services on highly complex accounting and audit issues for some of the largest brand entities in the world, including Siemens, Lafarge Corporation, Marriott (Host and International), Manor Care, Citrix Systems, and Clorox Company.   Binderman also served as the assurance practice leader (Mid-Atlantic) and a Partner with Smart and Associates, LLP where he provided assurance and business advisory services to both large and mid-market entities.  He has served as the CFO of a Goldman Sachs Private Equity company and he started his career with Arthur Andersen & Co. where over nine years he moved through the ranks to Experienced Manager.  He graduated Magna Cum Laude with a B.A. in Business Management, with a concentration on accounting, from the University of Maryland.

The Vystar 8-K SEC filing with details the appointment is available at www.SEC.gov.

About Vystar Corporation

Based in Duluth, GA, Vystar® Corporation (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products to bring Vytex NRL to market in adhesives, balloons, surgical and exam gloves, other medical devices and natural rubber latex foam mattresses and pillows. Vystar's Kiron Sleep Lab LLC acquisition provides an entry into the health and wellness market. For more information, visit www.vytex.com.

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward- Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Contacts:

Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com

Vystar Corp: William Doyle, CEO (866) 674-5238, x1